EXHIBIT 1.1

                   ILLUMINATED MEDIA, INC.
                    UNDERWRITING AGREEMENT

  Minneapolis, Minnesota
  December ____, 1996

  Tuschner & Company, Inc.
  Suite 800, One Financial Plaza
  120 South Sixth Street
  Minneapolis, MN 55402

  Gentlemen:


     Illuminated Media, Inc. (the "Company"), a Minnesota corporation, proposes to issue and sell exclusively through you (the "Underwriter"), pursuant to this Underwriting Agreement (the "Agreement"), up to 1,500,000 Units (the "Units" or a "Unit"), at a purchase price of $1.00 per Unit, each Unit consisting of one share of the Company's common stock and one redeemable common stock purchase warrant to purchase two shares of such common stock at $2.75 per share (the "Warrants" or a "Warrant"). Each Warrant entitles the holder to purchase two shares of common stock for $2.75 per share from the date hereof until five years from the Effective Date, subject to adjustment in certain instances, and is redeemable in
  certain instances commencing 60 days from the date of this Agreement at $.01 per Warrant. The offering of the Units is further described in the Registration Statement No.
  _________, filed on Form SB-2 with the United States
  Securities and Exchange Commission (the "Commission" ).

     The Units to be sold by the Company hereunder will be offered for the Company by you on an "all or none" basis with respect to 550,000 Units and on a "best efforts" with respect to
  an additional 1,000,000 Units. The shares of common stock included in the Units and in the Unit Purchase Option (defined in Section 6) which the Company agrees herein to sell to you are referred to herein as the "Shares." The shares of common stock issuable on exercise of the Warrants included in the
Units
  and in the Warrants included in the Units subject to the Unit Purchase Option are referred to herein as the "Warrant
  Shares." The Warrants included in the Units subject to the Unit Purchase Option are referred to herein as the "Underwriter's Warrants." All securities included in the Units and in the Unit Purchase Option (and securities which may be acquired on exercise thereof) are sometimes referred to herein as the "Underlying Securities."

  1. Covenants, Representations, and Warranties of the
  Company. In order to induce the Underwriter to enter into this Agreement, the Company covenants, represents, and warrants to you as follows, as of the date hereof and as of the date of each Closing, as if made on such date:

     (a)  The Company has filed the Registration
  Statement relating to the Units with the Commission pursuant to the Securities Act of 1933 ("Act"), as amended, and pursuant to the Commission's rules and regulations promulgated thereunder (the "Regulations"). The Company has furnished to the Underwriter and to its legal counsel four signed and ten conformed copies of the Registration Statement together with all amendments, and exhibits. As used in this Agreement, the term "Registration Statement" means the Registration
  Statement, including the Prospectus, the exhibits and financial statements included therein, and all amendments including any amendments after the effective date of the Registration Statement. The term "Prospectus" means the prospectus filed as a part of Part I of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.

     (b) The Registration Statement and all other documents previously filed or filed after the date hereof with the Commission conform and will conform with all of the requirements of the Act and the Regulations in all material respects. Neither the Registration Statement, the Prospectus, nor the other material filed or to be filed with the Commission contains or will contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading, except that this warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to the Underwriter, or any dealer through the Underwriter, expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

     (c) The Company has used its best efforts to qualify the Units for offering in every state reasonably designated by the Underwriter. The applications to register the Units and documents filed therewith, whether previously filed or filed after the date hereof with any state do not and will not contain
  any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

     (d) The outstanding capital stock of the Company has been duly and validly authorized and issued, is fully paid and assessable, and conforms to all statements made in Registration Statement and Prospectus with respect thereto.
  The Units, and the Unit Purchase Option have been duly and validly authorized by all necessary corporation by the Company. The Warrants, the Unit Purchase Option, and Underwriter's Warrants, when sold and delivered by the Company as provided herein and therein, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms. A sufficient number of shares of common stock have been reserved for issuance upon exercise of the Warrants, the Unit Purchase Option and the Underwriter's Warrants, and when delivered upon due exercise, will be validly issued, fully paid and nonassessable. The Units, Unit Purchase Option, and the Underlying Securities conform to all statements respecting them in the Registration Statement and Prospectus. Upon delivery of and payment for the Unit
  Purchase Option to be sold by the Company as set forth in this Agreement, the Underwriter and its designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims except those created by, through, or under the Underwriter and except restrictions on transfer arising under federal and state securities laws. The Shares and Warrant Shares, upon issuance, will not be subjec to the preemptive rights of any shareholders of the Company.

     (e) The Company has been legally incorporated and is a validly existing corporation under the laws of the state of
  its incorporating jurisdiction, and is lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company is qualified to conduct business as foreign corporation in each Jurisdiction where the nature of its business requires such qualification except where failure to so qualify would not have a material adverse effect on
  the Company.

     (f) The Company's capitalization is as stated in the Registration Statement. There are no outstanding options, warrants, or other rights to purchase or require the issuance of
  (by conversion or otherwise) any securities of the Company, however characterized, except as described in the Registration Statement. With respect to the offer to sell, sale, offer to purchase, or purchase of any of its securities, the Company has not committed any violations of the of the federal securities laws; the Regulations; or the laws, rules, or regulations of any
  jurisdiction wherein such securities transactions or solicitations occurred. All prior sales of the Company's securities were exempt from the registration and prospectus delivery requirements of the Act and applicable state law.

     (g) The Board of Directors of the Company and the shareholders of the Company have adopted an Incentive Stock Option Plan designed to qualify under Section 422A of the Internal Revenue Code. The Incentive Stock Option Plan and all outstanding options thereunder are as described in the Registration Statement.

     (h) During the period of the offering of the Units and for one year from the date the Commission declares the Registration Statement to be effective (the "Effective Date"), the Company will not sell any securities (except: options issued
  pursuant to the Company's Incentive Stock Option Plan;
  except any shares issued upon the exercise of such options; any shares issued upon the exercise of any other options or warrants outstanding on the Effective Date; and the Warrants, Unit Purchase Option, and Underwriter's Warrants) without the Underwriter's prior written consent, which will not be unreasonably withheld.

     (i) The Company has caused each of its officers, directors, and each of its other shareholders owning 5% or more of the Company's outstanding common stock to enter into an agreement with the Underwriter pursuant to the terms of which each such Person has agreed not to sell any shares owned directly or indirectly by such person for a period of 12 months from the Effective Date without the Underwriter's prior written consent, which will not be unreasonably withheld.

     (j)   Except as described in the Registration
  Statement, the Company has no subsidiaries nor contemplates acquiring subsidiaries or engaging in mergers with or the acquisition of any companies. The Company owns all or a majority of the outstanding capital stock of its subsidiaries, free
  of any liens, encumbrances, or adverse claims of any kind.

     (k) The financial statements, together with related schedules and notes, included in the Registration Statement and Prospectus present fairly the financial condition and results of
  operations of the Company as of the dates and for the periods indicated, and are reported upon by independent public accountants according to generally accepted accounting principles and as required by the Regulations.

     (1) Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any direct or contingent liabilities, obligations, or claims pending, nor has it
  or they received threats of claims or regulatory action by any government agency or other party. Further, except as disclosed in the Registration Statement and the Prospectus, subsequent to the date information is given in the Registration Statement and Prospectus: (a) there has been no material adverse change in the management, condition (financial or otherwise), or prospects of the Company or in its business taken as a whole;
  (b) there has been no material transaction entered into by the Company other than transactions in the ordinary course of business; (c) the Company has not incurred any material obligations, contingent or otherwise, which are not disclosed in
  the Registration Statement and the Prospectus (except liabilities incurred in the ordinary course of business which do not in the aggregate result in a material adverse change in the financial
or
  other condition, business, or prospects of the Comany); (d) there has been no change in the capital or long term debt (except current payments) of the Company or any subsidiary;
  (e) the Company has not paid or declared any dividends or other distributions on its common shares; and (f) the Company has not committed to any of the foregoing.

     (m)   The Company's securities, however
  characterized, are not subject to preemptive or registration rights. No shareholder of the Company has any cumulative or extraordinary voting rights by agreement or otherwise.

     (n) The Company has the legal right and authority and has taken all necessary corporate action to enter into this Agreement, and, upon its execution, to effect the proposed sale of the Units, to execute and deliver the Unit Purchase Option and the Warrant Agreement, and to effect all other transactions contemplated by this Agreement. This Agreement, the Unit Purchase Option, the Impoundment Agreement, and the
  Warrant Agreement are valid and binding agreements of the Company and are enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, moratorium, or similar laws governing creditors' rights generally; except as the availability
  of equitable remedies is subject to the exercise of judicial discrection; and except as provisions pertaining to indemnification may be unenforceable under federal or state securities laws.

     (o)  The Company knows of no person who has
  rendered any services in connection with the introduction of the Company to the Underwriter. No broker's or other finder's fees are due and payable by the Company and none will be paid by it.

     (p) The Company is eligible to use Form SB-2 for offering the Units.

     (q) The Company and its affiliates are not currently offering any securities nor has the Company or its affiliates offered or sold any securities except as required to be described
  (and as so described) in the Registration Statement.

     (r) The Company will not file any amendment or supplement to the Registration Statement, Prospectus, or exhibits unless the Underwriter and its counsel have been previously furnished a copy, and unless the Underwriter or its counsel have consented in writing to the filing of the amendment or supplement, nor will the Company request that the Registration Statement be declared effective without the Underwriter's consent.

     (s) The Company possesses adequate certificates or permits issued by the appropriate federal, state, and local regulatory authorities necessary to conduct its business and to retain possession of its properties. The Company has not received any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

     (t) The Company filed all tax returns required to be filed and is not in default in the payment of any taxes which have become due pursuant to any law or any assessment. No tax return is the subject of any current or announced examination by any taxing authority.

     (u) The Company has marketable title or a valid leasehold interest to all properties, including intellectual properties, described in the Registration Statement as owned or used by it. The properties are free and clear of all liens, charges,
  encumbrances, or restrictions, however characterized, except as described in the Registration Statement. All of the contracts, leases, subleases, patents, copyrights, licenses, and agreements,
  however characterized, under which the Company holds properties as described in the Registration Statement are in full
  force and effect. The Company is not in default under any of the material terms or provisions of any contracts, leases, subleases, patents, copyrights, licenses, or agreements under which the Company holds its properties. There are no known claims against the Company concerning the Company's under such leases, subleases, patents, copyrights, licenses, and agreements and concerning its right to continued possession of its properties.

     (v) All original documents (or genuine copies thereof) and other information relating to the Company's affairs have and will continue to be made available upon request to the Underwriter and to its counsel at the Underwriter's office or at the office of the Underwriter's counsel and copies of any such documents will be furnished upon request to the Underwriter and to its counsel. Included within the documents made available have been at least the Articles of Incorporation and any Amendments; minutes of all of the meetings of the Incorporators, Directors and Shareholders; all financial statements; and copies of all contracts, leases, patents, copyrights, licenses, or agreements to
  which the Company is a party or in which the Company has an interest.

     (w)   The Company has appointed Norwest Bank
  Minnesota, N.A., Minneapolis, Minnesota, as the Company's transfer and warrant agent. The Company will continue to retain a transfer agent reasonably satisfactory to the Underwriter for so long as the Company is subject to the reporting requirements under Section 12(a) or Section 15(d) of the Securities Exchange Act of 1934, or so long as the Underwriter is a principal market-maker in shares of the Company's common stock, and so long as the Warrants are outstanding. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities
  of the Company's common stock and warrant certificates as may be needed for the quick and efficient transfer of the
Shares
  and exercise of the Warrants.

     (x) The Company will use the proceeds from the sale of the Units substantially as set forth under "Use of Proceeds" in the Registration Statement and Prospectus.

     (y) There are no contracts or other documents required to he described in the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

     (z) The Company is not (with or without notice or lapse of time) in material default under any of the contracts, leases, licenses comittments, debentures, notes, or agreements to which it is a party or by which it or its properties is bound.
  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not (with or without notice or lapse of time) conflict with or result in a breach of or give any party the right to accelerate or declare
a
  default under any of the material terms, conditions or provisions of, or constitute a material default under, the Articles of Incorporation or Bylaws of the Company, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or result in a violation of any existing law, order, rule, regulation, writ, injunction, or decree
  of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having
  jurisdiction over the Company, or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency, or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act, under the Blue Sky or securities laws of any state or jurisdiction, or the rules of the
  National Assocation of Securities Dealers, Inc. (the "NASD").

     (aa) Each contract to which the Company and its subsidiaries is a party has been duly and validly executed, is in
  full force and effect in all material respects in accordance with their respective terms, and no contracts have been assigned by the Company, except as disclosed in the Registration Statement and Prospectus. The Company knows of no present situation, condition, or fact which would prevent compliance with the terms of such contracts. Except for amendments or modifications of contracts in the ordinary course of business and except as disclosed in the Registration Statement and Prospectus, the Company has no intention of exercising any right which would cancel any of its obligations under any contract, and has no knowledge that any other party to any contract in which the Company has an interest has any intention not to render full performance under such contract.

     (bb) The Company has not made any representation, whether oral or in writing, to anyone, whether an existing shareholder or not, that any of the Shares will be reserved for or directed to them during the proposed public offering.

     (cc) The Company has caused each of its current shareholders to agree in writing with respect to shares acquired
  by them prior to the Effective Date that they have acquired the shares for investment purposes only and they acknowledge that they hold "restricted securities" as defined in Rule 144 of the Commission.

     (dd) Except as disclosed in the Registration Statement and Prospectus, there is no action, suit, or proceeding pending before any court or governmental agency, authority or body or, to the knowledge of the Company, threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business, or the prospects of the Company, or which would materially affect the properties or assets of the Company.

     (ee) All of the above representations and warranties shall survive the Closing performance, or termination of this Agreement.

     2. Covenants, Representations, and Warranties of the Underwriter. The Underwriter represents and warrants as follows as of the date hereof and as of each closing date as if made on such date:

     (a) It is registered as a broker-dealer with the Commission, in good standing with the Minnesota
  Department of Commerce, and is registered, to the extent registration is required, with the appropriate governmental agency in each state in which it offers or sells the shares and is a
  member of the National Association of Securities Dealers, Inc. ("NASD") and will use its best efforts to maintain such registrations, qualifications, and memberships throughout the term of the offering.

     (b) To the knowledge of the Underwriter, no action or proceeding is pending against the Underwriter or any of its officers or directors concerning the Underwriter's activities as a
  broker or dealer that would affect the Company's offering of the Shares.

     (c) The Underwriter will offer the Units only in those states and in the quantities that are identified in the
Blue
  Sky Memoranda from the Underwriter's counsel to the Underwriter that the offering of the Units has been qualified for sale under the applicable state statutes and regulations.
The
  Underwriter, however, may offer the Units in other states if
(i)
  the transaction is exempt from the registration requirements in that state, (ii) the Company's counsel has received notice ten days prior to the proposed sale, and (iii) the Company's counsel does not object within said ten day period.

     (d)  The Underwriter knows of no person who
  rendered any services in connection with the introduction of the Company to the Underwriter. No person acting by, through or under the Underwriter will be entitled to receive from the Underwriter or from the Company any finder's fees or similar payments.

     (e)   The written information provided by the
  Underwriter for inclusion in the Registration Statement and Prospectus consists of certain information on the front and back Prospectus cover pages, and that set forth under "Underwriting" in the Prospectus. Such information contains no misstatement of a material fact and does not omit any material fact necessary to make such statements not misleading.

     (f) The Underwriter will, reasonably promptly after the Closing date, supply the Company with all information required from the Underwriter for the completion of Form SR and such additional information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Units have been qualified for sale.

     (g) All of the above representations and warranties shall survive the performance or termination of this Agreement.

     3. Employment of the Underwriter In reliance upon the representations and warranties and subject to the terms and conditions of this Agreement:

     (a) The Company employs the Underwriter as its exclusive agent to sell for the Company's account the Units, on a cash basis only, at a price of $1.00 per Unit. The
Underwriter
  agrees to use its best efforts, as agent for the Company, to sell the Units subject to the terms and conditions set forth in this Agreement. It is understood between the parties that there is no firm commitment by the Underwriter to purchase any or all of the Shares.

     (b) The obligation of the Underwriter to offer the Units is subject to receipt by it of written advice from the Commission that the Registration Statement is effective, is subject to the Units being qualified for offering under applicable laws in the states as may be reasonably designated by
  the Underwriter, is subject to the absence of any prohibitory action by any governmental body, agency or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement covering the offering to which this Agreement relates.

     (c) The Company and the Underwriter agree that the agency between the Company and the Underwriter will terminate ninety (90) days from the Effective Date (which period may be extended for an additional period not to exceed thirty (30) days by mutual agreement between the Company and the Underwriter). If the agency between the Company and the Underwriter terminates without at least 550,000 Units being sold, the full proceeds which have been paid for the Units shall be returned to the purchasers. Prior to the sale of all
  of the Units to be offered, all proceeds received from the sale of the Shares will be deposited in an impoundment account entitled "BankWindsor-Illuminated Media, Inc." with BankWindsor, Minneapolis, Minnesota.

     (d)  The Company, the Underwriter and
  BankWindsor, Minneapolis, Minnesota, will, prior to offering the Units, enter into an Impoundment Agreement in form satisfactory to the parties and approval by the Minnesota Commissioner of Securities. The parties mutually agree to faithfully perform their obligations under the an Impoundment Agreement. The Underwriter will promptly deliver the funds into the impoundment account in accordance with Rule 15(c)2-4 of the Securities Exchange Act
of 1934, as amended but in
  any event not to exceed noon of the next business day after receipt of such funds.

     (e) The Underwriter shall have the right to associate with other dealers as it may determine and shall have the right to grant to such persons such concessions out of the commissions to be received by the Underwriter as the Underwriter may determine, under and pursuant to a Selected
  Dealer Agreement in the form filed as an exhibit to the Registration Statement.

     (f) Subject to the sale of at least 550,000 Units, the Company agrees to pay to the Underwriter an underwriting commission computed at the rate of $1.00 (10% of the public offering price) for each of the Unit sold by the Underwriter at the public offering price of $.10 per Unit. This commission shall be payable in certified funds upon the release of the funds
  which have been deposited in the escrow account.

     4.   Expenses of the Underwriter.

     (a) Subject to the sale of at least 550,000 Units, and subject to the provisions of paragraph 14(e) hereof, the Company shall reimburse the Underwriter for its expenses on a nonaccountable basis in an amount of 3% of the offering proceeds. The Underwriter acknowledges that it has received $5,000 cash of the nonaccountable expense allowance. Subject to the provisions of paragraph 14(e) hereof, the remaining nonaccountable expense allowance is due on the release of the funds in the impoundment account to the Company.

     (b) Except as stated in subparagraph 14(e) of this Agreement, the Underwriter agrees that out of its nonaccountable expense allowance the Underwriter will pay all costs incurred or to be incurred by the Underwriter or by its personnel in connection with the offering of the Units, except those to be paid by the Company as described in paragraph 5 hereof.

     5.   Expenses of the Company.

     The Company will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including (without limitation) (i) all expenses incident to the authorization of the Units and their issue and delivery to the Underwriter; (ii) any original issue taxes in connection therewith and all transfer taxes, if any, incident to the initial sale of the Units to the public; (iii)
the
  costs and expenses incident to the preparing, printing, and filing the Registration Statement and Prospectus under the Act and with the NASD of the Registration Statement, any Preliminary Prospectus, and the definitive Prospectus and any amendments or supplements thereto; (iv) the cost of printing, reproducing, and filing all exhibits to the Registration Statement, the underwriting documents, and the Selected Dealers Agreement; (v) the cost of printing and furnishing to the Underwriter copies of the Registration Statement and copies of the Prospectus as herein provided; (vi) the cost of "tombstone" or other similar advertising permitted under the Act (subject to our mutual agreement as to the amount); and
  (vii) the cost of qualifying the Unitsunder the state securities or
  Blue Sky laws as provided herein, including expenses and disbursements of the Underwriter and the Underwriter's counsel fees incurred in connection with such qualification if the Underwriter's counsel undertakes to effect such qualification.

     6.   Unit Purchase Option.

     Subject to the sale of all of the Shares, the Company agrees to sell to the Underwriter (or its designees) an option (the "Unit Purchase Option"), in form attached as Exhibit A hereto, for a purchase price of $100 entitling the Underwriter to purchase 10% of the Units sold in the offering.

     7.   Threat of Regulatory Action.

     The Company and the Underwriter agree to advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or procedures which would impair or prevent the right to offer the Shares or the issuance of any suspension or stop orders or other prohibitions preventing or impairing the proposed offering of the Units. In the case of the happening of any such event, neither the Company nor the Underwriter will acquiesce in such steps, procedures, or suspension orders if such acquiescence would adversely affect the other party or this offering and, in such event, each party agrees to actively defend any such actions or orders unless both parties agree in writing to acquiesce in such
  actions or orders or unless counsel for each party advises the parties that the probability of successfully defending against such actions or orders is remote.

     8.   Further Covenants of the Company. The
  Company further covenants and agrees with the Underwriter as follows:

     (a) The Company will advise the Underwriter as soon as the Company is advised of any comments by the Commission, of any request made by the Commission for an amendment to the Registration Statement or Prospectus or for supplemental information, and of any order or of the institution of any adverse proceedings with respect to the offering of the Units. The Company will immediately deliver to the Underwriter copies of any letters or other documents containing such comments, requests, or notice of such proceedings involved.

     (b) The Company will use its best efforts to qualify the sale of the Units in such states as shall be reasonably designated by the Underwriter. The officers, directors, promoters, and shareholders of the Company will comply with applicable state escrow requirements, including those pertaining to the escrow of shares, provided that the period of escrow shall not exceed two years from the Effective Date and provided that the period of escrow shall only be based upon the passage of time.

     (c) The Company will provide the Underwriter and its counsel with copies of all applications for the registration or
  qualification of Units filed with the various state authorities and will provide the Underwriter and its counsel with copies of all comments and orders received from these authorities.

     (d) The Company will deliver to the Underwriter and to other broker-dealers as directed by the Underwriter as many copies of preliminary Prospectuses as the Underwriter may reasonably request during the period following filing the Registration Statement. The Company will deliver to the Underwriter and to other broker-dealers as requested by the Underwriter as many copies of the definitive Prospectus as the Underwriter may reasonably request during the period of the offering and for 90 days after the Effective Date.

     (e) The Company will furnish to the Underwriter for so long as the Company's common stock is registered under the Securities Exchange Act of 1934 and for so long as the Warrants are outstanding with the following:

     (1) Within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, such
       report to include such information in such form as the Company shall be required to include in reports for that fiscal year to be filed with the Commission and such report to be certified by independent public accountants;

          (2)  Within 60 days after the end of each
       quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies in printable form of the financial statements of the Company and its subsidiaries, if any, on a consolidated basis, for that period and as of the end of that period, which financial statements shall include a narrative discussion of such financial statements and of the business conducted by the Company and its subsidiaries, if any, during such fiscal quarter and such information in such form as the Company shall be required to include in reports for that period to be filed with the Commission, all subject to year-end adjustment, signed by the principal financial or accounting officer of the Company;

          (3)  As soon as is available, a copy of each
       report of the Company mails to shareholders or files with the Commission;

          (4)  Copies of all news, press, or public
       information releases when made;

          (5)  Upon request in writing from the
       Underwriter, such other information as may reasonably be requested concerning the properties, business and affairs of the Company and its subsidiaries, if any.

     (f) The Company agrees to notify the Underwriter immediately of any event that materially affects the Company or its securities and that should be set forth in an amendment or supplement to the Registration Statement or the Prospectus in order to make the statements made therein not misleading. Similarly, the Company agrees to prepare and furnish to the Underwriter as many copies as the Underwriter may request of an amended Prospectus or a supplement to the Prospectus in order that the Prospectus as amended or supplemented will not contain any untrue statement of a material fact or omit to state
  any material fact required to be stated therein or that is necessary in order to make the statements made therein not misleading.

     (g) The Company will file with the Commission the required Reports on Form SR and will file with the appropriate state securities commissioners any sales and other reports required by the rules and regulations of such agencies and will supply copies to the Underwriter.

     (h) As soon as practicable after successful termination of the offering of the Units, the Company will make a filing under Section 12(g) of the Securities Exchange Act of 1334, as amended, on Form 8-A with respect to its common stock, Units, and Warrants, and will use its best efforts to cause it to
  become effective. The Company agrees to deliver a copy of the Form 8-A to the Underwriter and to its counsel when filed.

     (i) Except with the Underwriter's approval, the Company agrees that the Company will not do the following until (a) the completion of the offering of the Units, or (b)
the
  termination of this Agreement, or (c) 90 days after the Effective
  Date, whichever occurs later:

     (1) Undertake or authorize any change in its capital structure or authorize, issue, or permit any public or private offering of additional securities;

     (2) Authorize, create, issue, or sell any funded obligations, notes or other evidences of indebtedness, except in
  the ordinary course of business and within 12 months of their creation;

     (3) Consolidate or merge with or into any other corporation; or

     (4) Create any mortgage or any lien upon any of its properties or assets except in the ordinary course of its business.

     (j)  For so long as the Company's Units, common
  stock or warrants are registered under the Securities Exchange Act of 1934, as amended, the Company will hold an annual meeting of shareholders for the election of directors within
180
  days after the end of each of the Company's fiscal years and, within 180 days after the end of each of the Company's fiscal years, will provide the Company shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Securities Exchange Act of 1934, as amended, and shall be included in an annual report meeting the requirements of the Rule. Further, the Company agrees to make available to the Underwriter and the Company's shareholders in printable form within 60 days after the end of each fiscal quarter of the Company (other than the last fiscal quarter in any fiscal year) reasonably itemized financial statements of the Company and its subsidiaries, if any,
  for the fiscal quarter just ended and a narrative discussion of such financial statements and the business conducted by the Company and its subsidiaries, if any, during such quarter.

     (k) As soon as practical, but in any event not later than fifteen months after the Effective Date, the Company will make generally available to its securities holders, according to
  Section ll(a) of the Act, an earnings statement of the Company in reasonable detail covering a period of at least twelve months
  beginning after the Effective Date and will advise the Underwriter in writing that such statement has been made available.

     (1) The Company agrees to have the Units and Underlying Securities listed on NASDAQ on the first day of trading in the Units. The Company and the Underwriter will agree upon the NASDAQ symbol to be used. The Company will obtain a CUSIP number for its common stock, Units, and Warrants.

     (m) Within 30 days after the successful termination of the offering of the Shares, the Company agrees to submit information about the Company to be included in various securities manuals, including Moody's Over-The-Counter Manual and/or Standard & Poor's, Standard Corporation Records to facilitate secondary trading in the Shares.

     (n)  The Company will qualify the Units for
  secondary trading in California as soon as possible.

     (o)  The Company agrees to cause the stock
  certificates of all of the current shareholders of the Company and of any future officers or directors of the Company to be clearly legended as being restricted against transfer without compliance with the Act and to cause the Company's transfer agent to put stop transfer instructions against such stock certificates.

     (p) The officers and directors of the Company at the time of the filing of the Company's Registration Statement and at the effective date of the Company's Registration Statement shall be reasonably acceptable to the Underwriter.

     (q)  The Company shall keep the Registration
  Statement and qualification under such Blue Sky laws as reasonably requested by the Underwriter effective for so long as the Warrants are outstanding and shall distribute to the Warrant holders supplemented or amended Prospectuses as required by the Act to permit exercise thereof.

     (r) Prior to the first Closing, the Company shall execute a warrant agreement with the warrant agent satisfactory to the Underwriter.

     (s) As soon as practicable, the Company shall deliver to the Underwriter a cash budget and projections of cash flow, capital expenditures, and profit or loss, all in form and containing such information as is reasonably satisfactory to the
  Underwriter.

     (t) Until this Agreement is terminated as provided herein, the Company will not engage another underwriter or agent to offer the Units.

  9. Indemnification By Company.

     The Company agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or
  several, to which they or any of them may become subject under the Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation
  arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in order to qualify the Shares under the Blue Sky or securities laws of the states where
  filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary
  to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of the Company, nor shall it apply to the Underwriter or any person controlling the Underwriter in respect of any such losses, claims, damages, liabilities, or actions arising out of or based
  upon any such untrue statements or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information peculiarly within the knowledge of the Underwriter and furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Underwriters. The Underwriter agrees within ten days after the receipt by it of written notice of the commencement of any action against them or against any person controlling them as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Section 9 to notify the Company in writing of the commencement thereof. The failure of the Underwriter so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Underwriters or any person controlling them as aforesaid on account of the indemnity agreement contained in this
  Section 9, but shall not relieve the Company from any other liability which it may have to the Underwriters or such controlling person. In case any such action shall be brought against the Underwriters or any such controlling person and the Underwriters shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the
  defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Underwriter or such controlling person or persons, defendant or defendants in such litigation. The Company agrees to notify the Underwriter promptly of commencement of any litigation or proceedings against it or any of its officers or directors, of which it may be advised, in
  connection with the issue and sale of any of its securities and to furnish to the Underwriter, at its request, copies of all pleadings therein and permit the Underwriter to be an observer therein and apprise the Underwriter of all developments therein, all at the Company's expense. Provided, however, that in no event shall the indemnification agreement contained in this Section 9 inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the
  sale of the Units based upon any misstatement of a material fact or omission to state a material fact in any information included in the Registration Statement furnished by the Underwriter and pertaining to the Underwriter.

  10.     Indemnification By Underwriter.

     The Underwriter agrees, to the extent of and in the same manner as set forth in Section 9 above, to indemnify and hold harmless the Company, the directors of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or any application or other document filed in any state or jurisdiction in order to qualify the Units under the blue sky or securities laws thereof,
  if such statement or omission was made in reliance upon information peculiarly within its knowledge and furnished in writing to the Company by the Underwriter on its behalf specifically for use in connection with the preparation thereof or supplement thereto. The Underwriter shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the consent of the Underwriter. In case of commencement of any action in respect of which indemnity may be sought from the Underwriter on account of the indemnity agreement contained in this Section10, each person agreed to be indemnified by the Underwriter shall have the same obligation to notify the Underwriter as the Underwriter have toward the Company in
  Section 9 above, subject to the same loss of indemnity in the event such notice is not given, and the Underwriter shall have the same right to participate in (and, to the extent that it shall
  wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by counsel of recognized standing and satisfactory to the Company. The Underwriter agrees to notify the Company promptly of the commencement of any litigation or proceeding against the Underwriter,, or against any such controlling person, of which it may be advised, in connection with the issue and sale of any of the securities of the Company, and to furnish to the Company at its request copies of all pleadings therein and apprise it of all
  the developments therein, all at the Underwriter's expense, and permit the Company to be an observer therein.

  11.     Contribution.

     If the indemnification provided for in Sections 9 or 10 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein,
  then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only
  (i) the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares, but also (ii) the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or action in respect thereof), as well as
  any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses other than the nonaccountable expense allowance payable by the Company to the Underwriter) received by the Company bear to the total underwriting commissions and expense allowance received by the Underwriter in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to
  information supplied by the Company or the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof)
referred to
  above in this Section 11 shall he deemed to include any legal or other expenses to which such indemnified party would be entitled if Section 9 and 10 were applied. Notwithstanding the provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission plus the Underwriter's proportionate share of such legal or other expenses; and any punitive or exemplary damages if the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact
  relates to information supplied by or statements made by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     12. Conditions Precedent to the Obligations of the Underwriter.

     All obligations of the Underwriter under this Agreement, and disbursement of the proceeds of this offering to the Company are subject to the following conditions precedent:

     (a) The Registration Statement shall have become effective on or prior to 12:00 Noon Minneapolis time, on February 15, 1997, or such later date as the Underwriter may agree to. On or prior to the Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement or the Prospectus nor any amendment thereto shall have been filed to which counsel to the Underwriter shall have reasonably objected in writing or have not given their consent.

     (b) The Underwriter shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Underwriter, is material, or omits to state a fact
  which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     (c) The Company's warranties and representations set forth herein shall be true as of the Closing Date and the Company shall have kept and observed all covenants required of it to such date.

     (d) The authorization of the Units, the Warrants, the Unit Purchase Option, and the Underlying Securities, the Registration Statement and the Prospectus, and all corporate proceedings and other legal matters incident thereto and to this
  Agreement shall be reasonably satisfactory in all respects to counsel to the Underwriter. The Underwriter shall have received an opinion dated as of the Closing Date from its counsel, substantially in the form of the opinion called for by Section (d), qualified in such manner as the Underwriter may deem acceptable.

     (e) The Company (which term shall include any subsidiaries of the Company) shall have furnished to the Underwriter the opinion, dated the Closing Date, addressed to the Underwriter, from Keller & Lokken, P.A., counsel to the Company, to the effect that based upon a review by them of the Registration Statement; the Prospectus, and the Company's Articles of incorporation, bylaws, and relevant corporate proceedings; an examination of such statutes they deem necessary, and such other investigation by such counsel as they deem necessary to express such opinion:

  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of Minnesota, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus.

       (ii) The Company is not required to qualify or register as a foreign corporation in any state, and there are no jurisdictions in which the Company's ownership of property or its conduct of business requires such qualification or registration and where the failure to so qualify would have a material adverse effect on its operations.

  (iii) The Company has authorized and outstanding capital capital stock as set forth in the Registration Statement and Prospectus; the capitalization of the Company, the Units, the Warrants, and the Unit
       Purchase Option conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding capital stock of the Company has been duly and validly issued and is fully-paid and nonassessable and contain no preemptive or other sotck purchase rights;
       the Shares have been, and the Shares and Warrant Shares issuable upon due exercise of the Warrants will be, when delivered against payment, duly and validly authorized and, upon issuance thereof and payment therefor in accordance with this Agreement and the Warrants, will be duly and validly issued, fully paid, and nonassessable, and will not be subject to the preemptive rights of any shareholder of the Company.

  (iv) The Unit Purchase Option has been duly and validly authorized and issued and is a valid and binding instrument enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy or similar laws affecting creditors' rights general application affecting creditors' rights, except as the availability of equitable remedies requires the exercise of judicial discretion, and except as
       enforcement of the indemnification provisions therein may be limited by federal or state securities laws.

       (v) A sufficient number of shares of the Company's common stock have been duly reserved for issuance upon exercise of the Warrants, the Unit Purchase Option and the Underwriter's Warrants. The shares of Common Stock issuable on due exercise of the Unit Purchase Option and the Warrants included therein will be validly issued fully paid, and non-assessable.

       (vi) No consents, approvals, authorizations, or orders of agencies, officers, or other regulatory authorities are known to such counsel which are necessary for the valid authorization, issue, or sale of the Units and Warrant Shares hereunder, except as required under the Act or blue sky or state securities laws.

       (vii) The issuance and sale of the Units, the Shares, the
       Warrants, the Warrant Shares, the Unit Purchase
       Option and the Underwriter's Warrants Regulatory and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement and the transactions contemplated therein will not (with or without notice or lapse of time) conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a default or give another party a right to accelerate under the articles
       of incorporation or bylaws of the Company, or under any note, indenture, mortgage, deed of trust, or other agreement or instrument known to such counsel after reasonable investigation to which the Company is a party or by which the Company or any of its property is bound, or under any existing law (provided this paragraph shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property.

       (viii) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel after reasonable investigation, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Act or by any authority acting under any state securities or blue-sky law;
and the Registration Statement and Prospectus, and each amendment and supplement thereto, comply as to form in all material respects with the requirements of the Act and the Regulations thereunder.

       (ix) Such counsel is familiar with all contracts referred
       to in the Registration Statement or Prospectus and such contracts are sufficiently summarized or disclosed therein or filed as exhibits thereto as required, and such counsel, after a reasonable investigation, does not know of any contracts required to be summarized or disclosed or filed, and such counsel, after a reasonable investigation, does not know of any legal or governmental proceedings pending or threatened to which the Company is the subject of such a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

       (x) This Agreement, the Warrant Agreement, the
       Impoundment Agreement, the Impoundment
       Agreement, and the Unit Purchase Option have been duly authorized and executed by the Company and are valid and binding agreements of the Company and are enforceable against the Company in accordance with their terms, (except that no opinion need be expressed as to financial statements contained in the Registration Statement or Prospectus); except ats enforcement may be limited by bankruptcy or similar laws affecting creditors' rights except as the availability of equitable remedies requires the exercise of judicial discretion, and except as enforcement of the indemnification provisions therein may be limited by federal or state securities laws.

       (x) After a reasonable investigation such counsel has no reason to believe that either the Registration Statement nor the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated
       therein or necessary to make the statements therein not misleading in light of the circumstances under which made.

     As to routine factual matters such as the issuance of stock certificates and receipt of payment therefor, the states in
  which the Company transacts business, the adoption of resolutions reflected by the Company's minute book and the like, such counsel may rely on the certificate of an appropriate
  officer of the Company. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Underwriter shall reasonably request.

     (f) The Underwriter shall have received a letter addressed to it and dated the date of this Agreement and the Closing Date, respectively, from Silverman, Olson,
  Thorvilson, and Kaufmann, Ltd., independent public accountants for the Company, stating that (i) with respect to the Company they are independent public accountants within the meaning of the Act and the applicable Regulations thereunder and the response to Item 509 of Regulation S-B as reflected by the Registration Statement is correct insofar as it
  relates to them; (ii) in their opinion, the financial statements of the Company examined by them at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder with respect to registration statements on Form S-B2; (iii) on the basis of certain indicated
procedures
  (but not an examination in accordance with generally accepted accounting principles), including examinations of the instruments of the Company set forth under "Capitalization" and/or "Summary Financial Information" in the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below, and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five days prior to the date of such letter (a) there has been any change in the capital stock
or
  other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown on its audited balance sheets or in the debt of the Company from that shown or contemplated under "Capitalization" in the Registration Statement or Prospectus other than as set forth in or contemplated by the Registration Statement or Prospectus; (b) there have been any material decreases in net current assets,
or
  net assets as compared with amounts shown in the last audited balance sheet included in the Prospectus so as to make said financial statements misleading; and (c) on the basis of the indicated procedures and discussions referred to in clause
(iii)
  above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that (1) the unaudited financial statements and schedules set forth in the Registration Statement and Prospectus do not present fairly the financial position and results of the Company for the periods indicated, in conformity with the generally accepted accounting principles applied on a consistent basis with the audited financial statements, and (2) the dollar amounts, percentages and other financial information set forth in the Registration Statement and Prospectus under the captions "Prospectus Summary," "Risk Factors," "Dilution," "Capitalization," "Executive Compensation," "1996 Stock
  Option Plan," "Principal Shareholders," and "Certain Transactions," are not in agreement with the Company's general ledger, financial records, or computations made by the Company therefrom.

     (g) The Underwriter shall be furnished without charge, in addition to the original signed copies, such number of signed
  or photostatic or conformed copies of such letters as the Underwriter shall reasonably request.

     (h) Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, patents, operations or financial condition or income of the Company considered as an entity.

     (i)  The Company shall have furnished to the
  Underwriter a certificate by the chief executive officer and chief financial officer, dated as of the Closing Date, to the effect
  that:

  (i) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

   (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued and to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission.

       (iii) The respective signers have each carefully examined the Registration Statement and Prospectus and any amendments and supplements thereto, and the Registration Statement and the Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct, and neither the Registration Statement nor Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to
       make the statements therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or a supplemented Registration Statement or Prospectus which has not been so set forth.

          (j) All of the Units being offered by the Company and the Warrants being purchased from the Company by the Underwriter shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

     (k) The Units shall be qualified in such states as the Underwriter may reasonably request pursuant to Section 5.04, and each such qualification shall be in effect and not subject to
  any stop order or other proceeding on the Closing Date.

     (l) All opinions, letters, certificates, and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Underwriter, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to the counsel for the Underwriter at least one business day before the Closing Date. The Underwriter's counsel will provide a written memorandum stating such closing documents which he deems necessary for their review. Such memorandum shall be delivered five business days before the Closing Date to counsel for the Company.

     (m) Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter will be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

     13.  Delivery, Payment, and Closing.

     "Closing", as referred to herein, shall mean each event at which proceeds from the sale of the Units are delivered to or received by the Company. A "Closing Date" shall be a date on which a closing is held. The Closing shall occur at 10:00
a.m.,
  Minneapolis time, on the fifth business day following the date on which 550,000 Units have been sold, at the offices of the Underwriter, unless some other time, date, and place is mutually agreed upon by the Company and the Underwriter. Thereafter, one or more Closings will be held at monthly or more frequent intervals as agreed upon until the Termination Date. The provisions of Section 12 and this Section 13 shall apply to each such Closing. At the Closing, certificates for the
  Units to be sold through the Underwriter shall be registered in such names and denominations as the Underwriter shall request at least two full business days prior to the Closing Date. Such certificates shall be made available to the Underwriter in definitive form for the purpose of inspection at least one day before the commencement of the Closing.

     14.  Termination.

     (a)  This Agreement may be terminated by the
  Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions, or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless
  compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing.

     (b)  This Agreement may be terminated by the
  Underwriter by notice to the Company if the Underwriter believes in its sole judgment that any adverse changes have occurred in the management of the Company; that material adverse changes have occurred in the financial condition or obligations of the Company; or if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity
  of such a character as, in the sole judgment of the Underwriter, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.

     (c)  This Agreement may be terminated by the
  Underwriter by notice to the Company at any time if, in the sole judgment of the Underwriter, payment for and delivery of the Shares is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York or American Stock Exchange, or trading in securities generally on either such Exchange shall have been suspended, or a general moratorium shall have been established by federal or state authorities; or (ii) a war or other national calamity shall have
  occurred; or (iii) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Shares to be offered hereby) beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable in the sole judgment of the Underwriter to proceed with this Agreement or with the public offering; or (iv) of any matter materially adversely affecting the Company.

     (d) In the event any action or proceeding shall be instituted or threatened against the Underwriter, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning its activities as a broker
  or dealer that would prevent the Underwriter from acting as such, at any time prior to the effective date hereunder, or in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Underwriter's assets or if the Underwriter makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind except for the payment of expenses as provided in Section 4(a) and 5 herein.

     (e) Any termination of this Agreement pursuant to this Section 14 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that in such event (i) the Underwriter shall provide the Company with a statement of its accountable expenses, which shall include but are not limited to, the Underwriter's counsel fees, consultants' fees, entertainment expenses, travel expenses,
  postage expenses, advertising costs, due diligence meeting expenses, duplication expenses, long-distance telephone expenses, and other expenses directly attributable to this offering (but not general office expenses or overhead) incurred in connection with the proposed offering and (ii) if such accountable expenses are more than $20,000 (including Underwriter's counsel fees), the Underwriter shall bear such excess but the Company shall reimburse the Underwriter for all such accountable expenses up to $20,000. or if such accountable expenses are less than $20,000, the Underwriter shall refund any excess payment it has received.

     15. Notices. All notices shall he in writing and shall be delivered at or mailed to the following addresses or sent by telegram to the following addresses with written confirmation thereafter:


  To the Company:
  ILLUMINATED MEDIA, INC. .
  15 South Fifthe Street
  Suite 715
  Minneapolis, MN 55402
  ATTN:  President

  With copy to
  Richard P. Keller, Esq.
  Keller & Lokken, P.A.
  175 East Fifth Street
  Suite 763
  St. Paul,, MN 55101


  To the Underwriter:
  TUSCHNER & COMPANY, INC.
  Suite 800, One Financial Plaza
  120 South Sixth Street
  Minneapolis, MN  55402
  ATTN:  President

  With copy to
  Michael L. Berde, Esq.
  Merritt, Furber & Timmer
  2100 Metropolitan Centre
  333 South Seventh Street
  Minneapolis, MN 55402


     16.  Binding Effect.

     This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter (including the selected dealers as provided in Sections 9 and 10) and their
  successors. Nothing expressed in this Agreement is intended to give any Person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement. However, the representations, warranties and indemnity and defense obligations of the Company included in this Agreement also inure to the benefit of any person who controls the Underwriter and participating dealers within the meaning of Section 15 of the Act and the representations, warranties, indemnities and defense obligations
  of the Underwriter and participating dealers inure to the benefit of each officer who signs the Registration Statement, each director of the Company and each person who controls the Company within the meaning of Section 15 of the Act.

     17.  Miscellaneous Provisions.

     (a)  Time shall be of the essence of this Agreement.

     (b) This Agreement shall be construed according to the laws of the state of Colorado.

     (c) The representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

     (d) This Agreement is made solely for the benefit of the Company and its officers, directors and controlling persons within the meaning of Section 15 of the Act and of the Underwriter and its officers, directors and controlling persons within the meaning of Section 15 of the Act, and their respective successors, heirs and Personal representatives, and no
  other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" as used in this Agreement shall not include any purchaser, as such, of the Units.

     (e) The Underwriter will provide upon closing a list of all the names and addresses of all participating dealers and shall provide the Company with such changes of the address or name of such participating dealers as occur and of which the Underwriter is notified. Further, the Underwriter shall use its best efforts to maintain the current name and address of all participating dealers during the terms of this Agreement.

     If this Agreement correctly sets forth our understanding please indicate your acceptance in the space provided below for that purpose.

                              Very truly yours,

                              ILLUMINATED
  MEDIA, INC.



                              By
  __________________________
                                   President


  Confirmed and accepted as of
  the date of this Agreement:

  TUSCHNER & COMPANY, INC.



  By___________________________
      John M. Tuschner, President